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                                                                      Exhibit 23

               Consent of Independent Certified Public Accountants

As independent certified public accountants, we hereby consent to the incorporation by reference of our reports included in this Form 10-K, into the Company's previously filed Registrations Statements on Form S-3 (Registration Statement File Nos. 33-70326, 33-49176 and 33-81436), Form S-4/A (Registration Statement File No. 333-36375) and Forms S-8 (Registration Statement File Nos. 33-42516, 33-63501, 33-63503, 33-63499, 333-03937, 333-08475, 333-45691,
333-58771, 333-8225 and 333-59382).


ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  March 7, 2002.